  As filed with the Securities and Exchange Commission on September 30, 2003
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                MERCK & CO., INC.
               (Exact Name of Issuer As Specified in Its Charter)
                                ONE MERCK DRIVE
                                  P.O. BOX 100
                    WHITEHOUSE STATION, NEW JERSEY 08889-0100
                    (Address of Principal Executive Offices)

NEW JERSEY                                                            22-1109110
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                   MERCK & CO., INC. 2004 INCENTIVE STOCK PLAN
                            (Full Title of the Plan)

                                CELIA A. COLBERT
              Vice President, Secretary & Assistant General Counsel
                                MERCK & CO., INC.
                                  P.O. Box 100
                    Whitehouse Station, New Jersey 08889-0100
                                 (908) 423-1000
            (Name, Address and Telephone Number of Agent for Service)


 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

     Title of Securities to be         Amount to be         Proposed maximum         Proposed maximum         Amount of
            Registered                  Registered*        offering price per       aggregate offering       registration
                                                                share**                   price**               fee**
           Common Stock
    (Par Value $0.01 per share)         115,000,000         $ 50.50                  $ 5,807,500,000.00       $ 469,826.75
                                          shares

* Estimated maximum number of shares of Common Stock of Merck & Co., Inc. issuable during the next three years of operation of the Plan.

** The price stated above is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low market prices of the stock as reported on the New York Stock Exchange listed issues on September 25, 2003.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by the registrant (Exchange Act File No. 1-3305) with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

(a) Annual Report on Form 10-K, filed on March 21, 2003, for the fiscal year ended December 31, 2002;

(b) Quarterly Report on Form 10-Q, filed on May 14, 2003, for the quarter ended March 31, 2003;

(c)   Current Report on Form 8-K filed on May 29, 2003;

(d) (4) Forms 11-K filed on June 30, 2003, for the fiscal year ended December 31, 2002;

(e)   Current Report on Form 8-K filed on August 6, 2003;

(f) Quarterly Report on Form 10-Q, filed on August 13, 2003, for the quarter ended June 30, 2003;

(g)   Current Report on Form 8-K filed on September 3, 2003;

(h) Proxy Statement filed on March 20, 2003, for the Annual Meeting of Stockholders held on April 22, 2003; and

(i) The descriptions of the Common Stock of the registrant set forth in the registrant's Registration Statements pursuant to Section 12 of the Securities Exchange Act of 1934 ("Exchange Act"), and any amendment or report filed for the purpose of updating such description.

      The Company's consolidated financial statements for each of the years ended 2001 and 2000, included in the Company's Form 10-K and incorporated by reference herein, have been audited by Arthur Andersen LLP ("Arthur Andersen"). On February 26, 2002, the Company dismissed Arthur Andersen as its independent public accountants and engaged PricewaterhouseCoopers LLP to serve as the Company's independent public accountants. The Company understands that the staff of the Securities and Exchange Commission has taken the position that it will not accept consents from Arthur Andersen if the engagement partner and the manager for the Company's audit are no longer with Arthur Andersen. Both the engagement partner and the manager for the Company's audit are no longer with Arthur Andersen and Arthur Andersen has ceased practicing before the Securities and Exchange Commission. As a result, the Company has been unable to obtain Arthur Andersen's written consent to the incorporation by reference into this registration statement of their audit report with respect to the Company's financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933 permits the Company to file this registration statement without a written consent from Arthur Andersen. Because Arthur Andersen has not consented to the inclusion of their report in this registration statement, Arthur Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen and incorporated by reference herein or any omission of a material fact required to be stated therein. Accordingly, investors will not be able to assert a claim against Arthur Andersen under Section 11(a) of the Securities Act for any purchases of securities under this registration statement.

      All documents filed by the registrant pursuant to Section 13, 14 or 15(d) of the Exchange Act from the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. An Exhibit Index can be found on page 13 of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      The validity of the Common Stock and interests in the plan will be passed upon for the Company by Celia A. Colbert, Vice President, Secretary & Assistant General Counsel of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

      The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of stockholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its stockholders, (b) were not in good faith or involved in a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

      The Company's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors and officers of the Company shall not be personally liable to the Company or its stockholders for damages for breach of any duty owed to the Company or its stockholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Company or its stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

      The By-Laws of the Company provide that a former, present or future director, officer or employee of the Company or the legal representative of any such director, officer or employee shall be indemnified by the Company:

      (a) against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful in the defense on the merits or otherwise of any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding or in defense of any claim, issue or matter therein, brought by reason of such person's being or having been such director, officer or employee, and

      (b) with respect to the defense of any such action, suit, proceeding, inquiry or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Company) and counsel fees if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and in connection with any criminal proceedings such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a Committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceeding or by any one or more disinterested counsel to whom the question may be referred by the Board of Directors; provided, however, in connection with any proceeding by or in the right of the Company, no indemnification shall be provided as to any person adjudged by any court to be liable to the Company except as and to the extent determined by such court.

      The Company enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the Business Corporation Act of the State of New Jersey, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending or completed claim, action, suit or proceeding by reason of the fact that they were, are, shall be or shall have been a director or officer of the Company, or are or were serving, shall serve or shall have served, at the request of the Company, as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

 EXHIBIT
 NUMBER                               DESCRIPTION                                      METHOD OF FILING

   4.1             --    Restated Certificate of                     Incorporated by reference to Form
                         Incorporation of the registrant             10-Q Quarterly Report for the period ended
                         (September 1, 2000)                         September 30, 2000

   4.2             --    By-Laws of the registrant                   Incorporated by reference to Form
                         (as amended effective                       10-Q Quarterly Report for the period ended
                         February 25, 1997)                          March 31, 1997

   5               --    Opinion and Consent of Celia A.             Filed with this Registration Statement
                         Colbert, Vice President, Secretary &
                         Assistant General Counsel of
                         registrant

  23.1             --    Consent of Arthur Andersen LLP              Omitted pursuant to Rule 437a

  23.2             --    Consents of PricewaterhouseCoopers LLP      Included at Page 12 of this Registration
                                                                     Statement

  24.1             --    Certified Resolution of Board of            Filed with this Registration Statement
                         Directors

  24.2             --    Power of Attorney                           Filed with this Registration Statement

  99               --    Merck & Co., Inc. 2004 Incentive Stock      Filed with this Registration Statement
                         Plan (amended July 22, 2003)


ITEM 9. UNDERTAKINGS

      The undersigned registrant hereby undertakes:

1.(a) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

      (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Whitehouse Station and the State of New Jersey on the 30th day of September, 2003.

                                               MERCK & CO., INC.

                                      By:                     *
                                               ---------------------------------
                                               Raymond V. Gilmartin
                                               Chairman of the Board, President
                                               & Chief Executive Officer

                                      By:      /s/ Celia A. Colbert
                                               ---------------------------------
                                               Celia A. Colbert
                                               Vice President, Secretary &
                                               Assistant General Counsel
                                               (Attorney-in-Fact)











----------

* Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the person named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such person on the date stated.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     SIGNATURE                                       TITLE                               DATE
     ---------                                       -----                               ----

            *
-------------------------
Raymond V. Gilmartin                    Chairman of the Board, President &            September 30, 2003
                                        Chief Executive Officer; Principal
                                        Executive Officer; Director

            *
-------------------------
Judy C. Lewent                          Executive Vice President, Chief               September 30, 2003
                                        Financial Officer and President,
                                        Human Health Asia; Principal
                                        Financial Officer

            *
-------------------------
Richard C. Henriques, Jr.               Vice President, Controller;                   September 30, 2003
                                        Principal Accounting Officer

            *
-------------------------
Lawrence A. Bossidy                                   Director                        September 30, 2003

            *
-------------------------
William G. Bowen                                      Director                        September 30, 2003

            *
-------------------------
Johnnetta B. Cole                                     Director                        September 30, 2003

            *
-------------------------
William M. Daley                                      Director                        September 30, 2003

            *
-------------------------
William B. Harrison, Jr.                              Director                        September 30, 2003




* Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated, such persons including a majority of the directors of the Company.



            *
-------------------------
William N. Kelley                      Director                 September 30, 2003


-------------------------
Heidi G. Miller                        Director

            *
-------------------------
Thomas E. Shenk                        Director                 September 30, 2003

            *
-------------------------
Anne M. Tatlock                        Director                 September 30, 2003


            *
----------------------
Samuel O. Thier                        Director                 September 30, 2003

            *
----------------------
Peter C. Wendell                       Director                 September 30, 2003



* Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated, such persons including a majority of the directors of the Company.

                                        By:      /s/ Celia A. Colbert
                                                 -------------------------------
                                                 Celia A. Colbert
                                                 Vice President, Secretary &
                                                 Assistant General Counsel
                                                 (Attorney-in-Fact)

                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2003 relating to the financial statements, which appears in the 2002 Annual Report to Stockholders of Merck & Co., Inc., which is incorporated by reference in Merck & Co., Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

      We also consent to the incorporation by reference in this Registration Statement of our reports dated June 20, 2003 relating to the financial statements, which appear in the Annual Reports of the Merck & Co., Inc. Employee Savings and Security Plan, the Merck & Co., Inc. Employee Stock Purchase and Savings Plan, and the Merck-Medco Managed Care 401(k) Savings Plan on Forms 11-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
September 30, 2003

                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 2, 2003 relating to the financial statements, which appears in the Annual Report of the Merck Puerto Rico Employee Savings and Security Plan on Form 11-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

San Juan, Puerto Rico
September 30, 2003

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION                                 METHOD OF FILING
------                             -----------                                 ----------------

   4.1           --    Restated Certificate of                       Incorporated by reference to Form
                       Incorporation of the registrant               10-Q Quarterly Report for the period ended
                       (September 1, 2000)                           September 30, 2000

   4.2           --    By-Laws of the registrant                     Incorporated by reference to Form
                       (as amended effective                         10-Q Quarterly Report for the period ended
                       February 25, 1997)                            March 31, 1997

   5             --    Opinion and Consent of Celia A.               Filed with this Registration Statement
                       Colbert, Vice President, Secretary &
                       Assistant General Counsel of
                       registrant

  23.1           --    Consent of Arthur Andersen LLP                Omitted pursuant to Rule 437a


  23.2           --    Consents of PricewaterhouseCoopers LLP        Included at Page 12 of this Registration
                                                                     Statement

  24.1           --    Certified Resolution of Board of              Filed with this Registration Statement
                       Directors

  24.2           --    Power of Attorney                             Filed with this Registration Statement

  99             --    Merck & Co., Inc. 2004 Incentive Stock        Filed with this Registration Statement
                       Plan (amended July 22, 2003)
